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                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

 [_]  Preliminary Proxy Statement

 [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 [_]  Definitive Proxy Statement

 [_]  Definitive Additional Materials

 [X]  Soliciting Material Under Rule 14a-12

                         Encompass Services Corporation
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4)  Proposed maximum aggregate value of transaction:

   5)  Total fee paid:

 [_] Fee paid previously with preliminary materials:

 [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1)  Amount previously paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing Party:

   4)  Date Filed:


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[ENCOMPASS LOGO]                                Encompass Services Corporation
                                                3 Greenway Plaza, Suite 2000
                                                Houston, Texas 77046
                                                Phone: 713-860-0100
                                                Fax: 713-960-8036
                                                encompass.com


News Release

ENCOMPASS ANNOUNCES RECORD DATE FOR ITS SPECIAL MEETING AND RIGHTS OFFERING

HOUSTON, August 14, 2002 - Encompass Services Corporation (NYSE:ESR) announced today that its Board of Directors set August 26, 2002 as the record date for the special meeting of shareholders to consider and vote on proposals to approve the previously announced issuance of $35 million of voting securities to affiliates of Apollo Management IV, L.P., and to amend the Company's charter authorizing an increase in the number of shares of common stock the Company is authorized to issue from 200,000,000 to 275,000,000 and granting discretionary authority to the Board of Directors to effect a reverse stock split of the Company's outstanding common stock at a ratio within the range from one-for-five to one-for-fifteen at any time prior to August 1, 2003.

The Company currently expects that the special meeting will be held during either the last week of September or the first week of October 2002.

Shareholders of record at the close of business on August 26, 2002 will also be entitled to receive rights to purchase additional shares of common stock in the rights offering previously announced on June 28, 2002. The rights offering is expected to commence promptly after registration of the shares subject to the offering.

The Company will send to shareholders of record a definitive proxy statement, as well as a prospectus, that will contain important information about the special meeting, the proposals and the rights offering. Shareholders are urged to read both the definitive proxy statement and the prospectus when they become available. Investors and shareholders may obtain a free copy of the proxy statement and prospectus and other documents filed by the Company with the SEC at the SEC's web site at www.sec.gov. The proxy statement, prospectus (when available) and such other documents may also be obtained for free from the Company by directing a request to:

         Encompass Services Corporation
         3 Greenway Plaza, Suite 2000
         Houston, Texas 77046
         Attn: Investor Relations
         Telephone: 713-860-0100

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This

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communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from the Company's shareholders in connection with the proposed transactions. Information regarding such persons and a description of their interests in the transaction are contained in the Company's Proxy Statement and Annual Report on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and prospectus when they become available.

About Encompass Services Corporation

Encompass Services Corporation is one of the nation's largest providers of facilities systems and services. Encompass provides electrical technologies, mechanical services and cleaning systems to commercial, industrial and residential customers nationwide. Additional information and press releases about Encompass are available on the Company's web site at www.encompass.com.

Forward-Looking Statements

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company's results to differ materially from current expectations include: non-approval by the Company's shareholders of the issuance of $35 million of voting securities to affiliates of Apollo Management IV L.P.; the level of demand for its services by multi-site customers; the level of interest rates, which affects demand for the Company's services and its interest expense; the potential impact of any acquisition, disposition, merger, joint venture or any other significant financial transactions that could occur in the future; working capital requirements; general economic conditions; as well as other factors listed in the Company's Form 10-K for the year ended December 31, 2001, as amended, and its most recent Form 10-Q.

Contacts:
Todd A. Matherne                                  Bob Arnold
Vice President and Treasurer                      Assistant Treasurer
713-860-0283                                      713-860-0157

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